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                                                                Exhibit 10.17(a)

This Contract ("Contract") is entered into by and between Innotrac Corporation ("Innotrac"), a Georgia corporation, with offices at 1828 Meca Way, Norcross, GA 30093 and Market Reps, Inc. ("MR"), a Massachusetts corporation, with offices at 1506 Providence Highway, Norwood, MA 02062. MR is under contract to SouthWestern Bell telephone Company ("SWBT") to provide certain products and services. Innotrac will be a subcontractor to MR to provide certain services outlined herein.

1.       SCOPE

This Contract governs the purchase and fulfillment of orders for caller identification products and other telephone products described on Exhibit A (collectively, the "Product" or "Products") and the provisioning of the services described herein (the "Services") to MR and/or SWBT by Innotrac. Innotrac agrees to provide Products and Services in accordance with the terms, conditions, and specifications stated herein, including those contained in Appendixes A, B, C, D and E attached hereto and by this reference made a part hereof. Products purchased by SWBT customers will be provided to SWBT's customers by SWBT's sales representatives who will transmit the SWBT customer orders ("Order" or "Orders") to Innotrac via electronic data interchange ("EDI") according to the terms in Appendix C, or by facsimile transmission when EDI is not operational. Innotrac will be responsible for the provision of Products. Except as may be otherwise provided herein, this Contract does not guarantee or obligate MR or SWBT to place with Innotrac a minimum number of Orders. Innotrac shall provide Products and Services on an as ordered basis.

2.       TERM OF CONTRACT

This Contract will become effective June 1, 1998 and will continue until November 1, 2001 and thereafter on a month-to-month basis unless sooner terminated as provided in the termination clause. By written mutual agreement between MR and Innotrac this Contract may be extended for an additional agreed upon number of years without any increase in price. Unless otherwise agreed hereunder, all Services to be provided hereunder will cease upon termination of this Contract.

3.       CUSTOMER SERVICE SUPPORT

Innotrac agrees to provide after sale support to SWBT's customers which shall include but not be limited to responding to all technical, operational, warranty and post-warranty questions and problems through Innotrac's customer support center ("CSC"). Innotrac shall provide after sales support to all Products supplied by Innotrac under the terms of MR and SWBT contract

                      RESTRICTED - PROPRIETARY INFORMATION
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           employees of the parties hereto only and is not for general distribution within or outside their respective companies.


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#******** (copy attached) (the "SWBT Contract"). Innotrac shall provide a toll free telephone number for SWBT customers to call for this support. This number shall be provided in the Customer Owner Manual provided with each Product. Ongoing support via telephone will be available to SWBT's customers from Innotrac at no charge. SWBT or SWBT's customers will call ***************** for such support.

Innotrac's hours of operation for the CSC will be ***************************.

4.       PURCHASE OF PRODUCT

(a) While this Contract is in effect (and with respect to Thomson Consumer Electronics for a period of one year thereafter), Innotrac hereby specifically warrants and represents to MR that Innotrac shall not within the SWBT Territory (defined below), without the prior written authorization of MR: (i) place SWBT customer orders for any telecommunications products with or through any vendor, manufacturer or other; or (ii) secure, purchase or otherwise acquire any materials, supplies, equipment or Products to be delivered and/or provided to SWBT customers in the SWBT Territory, including but not limited to the Products described in Appendix A hereto as it may be amended from time to time by MR and Innotrac (the "Restricted Activities"). In the event that Innotrac engages in any Restricted Activities, such shall be deemed to be a material breach of this Contract and shall entitle MR to immediately terminate this Contract without any prior notice requirement and without any right to cure on the part of Innotrac. Innotrac shall further, subsequent to such termination, be fully and completely responsible for, liable to and shall provide to MR, SWBT and/or SWBT's customers, all services and/or obligations of this Contract arising prior to the date of termination including but not limited to the indemnification or warranty provisions of this Contract, the obligation to provide Services pursuant to this Contract with respect to all Product shipped prior to such termination.

(b) Notwithstanding subsection (a) above, Innotrac is hereby permitted to engage in Restricted Activities and otherwise provide fulfillment services, and Innotrac shall not be restricted or limited in any way from engaging in Restricted Activities or otherwise providing any fulfillment services to or on behalf of any person or entity outside the SWBT Territory.

(c) Notwithstanding subsection (a) above, Innotrac is hereby permitted also to engage in Restricted Activities and otherwise provide fulfillment services within the SWBT Territory, and Innotrac shall not be restricted or limited in any way from engaging in Restricted Activities or otherwise providing any fulfillment services within the SWBT Territory, to or on behalf of any manufacturer, vendor, distributor, product representative or other that is working with SWBT in connection with specific telecommunications-related products (i.e., particular makes, models, serial numbers) that are not available through MR (by the expiration of the 10 day period described immediately below); provided, however, before Innotrac undertakes to engage in such activities, Innotrac shall first provide to MR written notice that Innotrac has been requested to engage in such activities and MR shall thereafter have 10 days from the date of said notice in which to make available to Innotrac and SWBT the identical products (i.e., same makes, models, serial numbers) at the same or lower cost to Innotrac and SWBT, and if MR makes available to


                      RESTRICTED - PROPRIETARY INFORMATION
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           employees of the parties hereto only and is not for general distribution within or outside their respective companies.


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Innotrac and SWBT the identical products at the same of lower cost to Innotrac and SWBT and SWBT elects to use MR instead of the other manufacturer, vendor, distributor, product representative or other, then Innotrac shall engage in the Restricted Activities only through MR Innotrac agrees not to be the first party to initiate proposals that Innotrac engage in such activities.

(d) MR agrees to use its best efforts to assist Innotrac in obtaining Products from manufacturers in a timely manner. If Products are not made available to Innotrac, then Innotrac shall be relieved of its duties to perform pursuant to the time schedules set forth in this Contract to the extent that Innotrac's performance is impossible or delayed. In the event that MR or manufacturers fail to deliver timely to Innotrac the quantities of Products ordered by Innotrac, then MR shall use its best efforts to locate and make available a SWBT-approved substitute product of equal or better quality and each substitute product shall be substituted for otherwise unavailable Product, but at the same or lower cost than specified in Appendix A. Innotrac shall provide all Services with respect to the substitute product. MR shall use its best efforts to assure that any MR-designated manufacturer of Products delivers the Products to Innotrac in good condition and that the Products function properly and are suited for their intended purpose.

(e) While this Contract is in effect, MR shall not within the SWBT Territory, without the prior written authorization of Innotrac, either directly or indirectly: (i) sell, market, broker, distribute, represent or fulfill orders from SWBT or SWBT customers for telecommunications products without involving Innotrac as the fulfillment service provider; or (ii) authorize others to sell, market, broker, distribute, represent or fulfill orders from SWBT or SWBT customers for telecommunications products without involving Innotrac as the fulfillment service provider; or (iii) retain any person or entity other than Innotrac to perform fulfillment services.

(f) MR shall work in good faith with Innotrac to forecast the volume of expected Orders and the quantities of Product needed to fulfill such Orders, and MR will use its best efforts to cause SWBT to do the same.

(g) The term "SWBT Territory" shall mean the states of Texas, Missouri, Arkansas, Kansas and Oklahoma.

5.       SERVICES

Innotrac will provide the following Services:

(a) Product Stocking, including a minimum inventory to enable Innotrac to deliver Product for thirty (30) days without reordering;

(b) Order Processing;

(c) Customer Service Support;


                      RESTRICTED - PROPRIETARY INFORMATION
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           employees of the parties hereto only and is not for general distribution within or outside their respective companies.

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(d) In-warranty and Post-warranty support;

(e) Returns and credits.

6.       TERMINATION

(a) Either party may terminate this Contract, without cause, only by giving the other party at least 12 months advance written notice of such termination.

(b) Either party may terminate this Contract, with cause, if the other party has failed to perform any material duty required of it by this Contract after giving thirty (30) days written notice and right to cure; provided, however, that if Innotrac commences efforts to cure any breach of its obligations to perform any material duty required of it by this Contract within the thirty (30) day grace period and such breach cannot be completely cured within said thirty (30) day grace period, the cure/grace period herein shall be extended from day to day for a period of up to thirty (30) additional days so long as Innotrac pursues efforts with diligence to cure the breach.

(c) This Contract shall be terminated, with or without cause, upon the termination by SWBT of the SWBT Contract.

(d) Upon any termination of this Contract or the expiration of this Contract, MR shall use its best efforts to cause the manufacturer of Products to re-purchase from Innotrac all Product inventory shipped to and received by Innotrac within the prior 180 days at Innotrac's purchase price. Innotrac shall have the right to sell or otherwise dispose of all Product not re-purchased.

7.       PRICES

Innotrac will invoice for the Products and Services purchased hereunder as shown in Appendix A. Those prices may be amended from time to time by written agreement of MR and Innotrac.

8.       TERMS OF PAYMENT

MR shall cause SWBT to pay Innotrac for the Products ordered by SWBT customers and Services provided by Innotrac hereunder within thirty (30) days from the date of Innotrac's invoices. All claims for monies due to or to become due from SWBT will be subject to deductions by SWBT for any setoff or counterclaim for monies due or to become due under this Contract or otherwise from Innotrac. Notwithstanding that payment is expected to be made to Innotrac directly by SWBT, MR shall remain jointly and severally liable to Innotrac for all amounts due Innotrac pursuant to this Contract. SWBT shall have the option to receive invoices from Innotrac weekly and apply a 0.75% discount for net seven (7) days payment. SWBT will notify Innotrac in writing of its intent to exercise this option.

9.       LIMITATION OF LIABILITY


                      RESTRICTED - PROPRIETARY INFORMATION
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           employees of the parties hereto only and is not for general distribution within or outside their respective companies.


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Neither party shall be responsible for any delay or failure in performance due to fire, flood, explosion, war, labor dispute, embargo, government requirement, regulatory agency requirement, failure or delay in transportation, failure by manufacturers, vendors and suppliers to deliver supplies or equipment or correct information, shortage of fuel or raw materials, civil or military authority, act of god, or any other condition beyond the reasonable control of either party. IN NO EVENT SHALL EITHER PARTY, OR THEIR PRINCIPALS, PARENT CORPORATIONS, OR AFFILIATED COMPANIES, BE LIABLE FOR SPECIAL, CONSEQUENTIAL OR INDIRECT DAMAGES, REGARDLESS OF THE NATURE OF LIABILITY (I.E., CONTRACT OR TORT), INCLUDING BUT NOT LIMITED TO DAMAGES ARISING OUT OF THE TERMINATION OF ANY AGREEMENTS BETWEEN PARTIES HERETO, OR EITHER OF THEM, AND ANY THIRD PARTIES.

10.      INDEMNITIES

(a) MR shall indemnify and hold harmless, and cause SWBT to indemnify and hold harmless, Innotrac from and against any and all claims, demands, actions, causes of actions, losses, expenses and costs incurred by Innotrac as a result of or relating to actions of or by MR and SWBT and their respective employees, contractors and agents (not including Innotrac) which claims, demands, actions, causes of actions, losses, expenses and costs arise out of or related to contracts by MR and SWBT and their respective employees, contractors and agents.(not including Innotrac) with SWBT customers.

(b) MR represents that it has, by virtue of the SWBT Contract, the right and authority to (i) utilize the Insignia (defined below), and (ii) authorize Innotrac to utilize the Insignia. In the event of any infringement or claim of infringement of any patent, trademark, copyright, trade secret or other proprietary interest arising out of or relating to the use of the Insignia or the Services, MR shall indemnify and hold harmless Innotrac from any and all actions, causes of action, demands, losses, damages, expenses or liabilities, including costs and reasonable attorneys fees, that may result by reason of any such infringement by or claim of infringement against Innotrac provided that Innotrac has complied with the provisions of the SWBT Contract relating to the manner in which the Insignia shall be handled.

(c) MR shall provide Innotrac with a letter of indemnification from Thomson Consumer Electronics, in the form set forth in Appendix F, and MR shall thereafter have no liability to Innotrac arising out of or relating to any failure or delay by manufacturers of the Products to comply with their Product warranties.

(d) To the extent not covered by Innotrac's insurance, MR shall indemnify and hold harmless Innotrac from and against any and all claims, losses, demands, costs, expenses, including but not limited to attorney fees expenses, actions, actions and causes of actions and other losses as may be incurred by Innotrac which claims, losses, demands, costs, expenses, including but not limited to attorney fees expenses, actions, actions or causes of actions arise out of or relate to defects in the Products.


                      RESTRICTED - PROPRIETARY INFORMATION
            The information contained herein is for use by authorized
           employees of the parties hereto only and is not for general distribution within or outside their respective companies.


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(e) The foregoing indemnifications shall survive the termination, cancellation or expiration of this Contract.

(f) Innotrac and MR shall both carry general liability and product defect insurance with coverages in the minimum amounts set forth in Appendix E.

11.      MANUALS/BROCHURES

Innotrac agrees to provide with each unit at no extra charge to SWBT customers the Customer Owner's Manual that is supplied by the Product manufacturer(s).

12.      ORDERS

SWBT will send Orders via EDI or, if EDI is not operational, then by facsimile transmission. Innotrac's hours of operation will be from 8:00 a.m. to 5:00 p.m. CST, Monday through Friday.

Orders will specify (a) a description of the Product, inclusive of any numerical/alphabetical identification referenced in Appendix A, (b) the price
(c) the address to which the Product is to be shipped, and (d) the name and telephone number of SWBT'S customer. Inquiries relating to SWBT'S customers' orders should be directed initially to the SWBT sales representatives.

SWBT's customers will have the right to return the Product to Innotrac within thirty (30) days of receipt of the Product. Innotrac agrees to issue notification daily to SWBT, with a copy to MR, reflecting (i) the name and telephone number of SWBT'S customer, (ii) the product returned, and (iii) the reason for return. The notification will be forwarded to the address provided in the Shipping and Billing clause.

Innotrac shall notify MR promptly upon learning of a lack of product to fill SWBT orders. Innotrac may not substitute a product without MR's prior written consent.

13.      SHIPMENT OF ORDERS

Orders received by Innotrac by 1:00 p.m. CST will be shipped by Innotrac the same day. Product will be shipped on a schedule to arrive at the destination within 3 to 5 business days.

14.      SHIPPING AND BILLING

Innotrac agrees to:

         (i) ship Orders complete to SWBT's customers. Innotrac will ship Product using the method and rate listed in Appendix A.

         (ii) Ship to the destination designated in the Order.


                      RESTRICTED - PROPRIETARY INFORMATION
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           employees of the parties hereto only and is not for general distribution within or outside their respective companies.


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         (iii) Package, mark and label the Product in a standard format as agreed to by the parties. Furnish adequate protective packaging at no additional charge.

         (iv) Enclose a complete shipping label with each shipment and, when more than one package is shipped, clearly identify each package as part of the same shipment.

         (v) Render to SWBT, and a copy to MR, monthly invoices by SWBT'S market areas in two formats: (i) duplicate paper copies containing summary billing information (quantity and type of Product shipped, date shipped, price of the Product, and transportation charge; and (ii) Basic Data Exchange Format diskette containing detailed billing information plus SWBT's customer's telephone number and name. Invoices to SWBT should be sent to: Manager-Product Management, SouthWestern Bell Telephone Company, One Bell Center, Rm. 9-R-06, St. Louis, Missouri 63101. Innotrac shall send a copy of Innotrac's monthly invoices to SWBT market areas at the addresses shown in Appendix B attached hereto.

15.      F.O.B.

The Products purchased hereunder will be shipped F.O.B. destination, freight prepaid and added in accordance with the requirements of the Shipping and Billing clause. Innotrac will be responsible for filing transportation claims. Innotrac will promptly notify SWBT'S designated representative in the event the Product is not delivered for whatever reason to SWBT'S customer.

Innotrac shall notify MR immediately upon learning of a lack of Product to fill SWBT orders. Innotrac may not substitute a Product without written permission from MR.

16.      INSIGNIA

Products are expected to be delivered to Innotrac already bearing certain trademarks, trade names, insignia, symbols, or decorative designs bearing the SWBT mark or name (hereafter collectively called "Insignia") to the Products furnished hereunder. If the products are delivered without the Insignia affixed, then, upon SWBT's and MR's request, Innotrac will affix the Insignia at the cost structure set forth in Appendix A. Such Insignia will not be affixed, used or otherwise displayed on or in connection with the Product without SWBT'S and MR's prior written approval. The manner in which such Insignia will be affixed must be approved in writing by SWBT and MR

Innotrac agrees to remove all Insignia from the Product rejected or not purchased by SWBT customers prior to any sale, use or disposition thereof by Innotrac to any non-SWBT affiliated end users, manufacturers, vendors, or distributors or others. Innotrac further agrees to defend, indemnify and hold SWBT and MR harmless from any claim, loss, damage or expense (including attorneys' fees and court costs) arising out of and/or relating to Innotrac's failure to do so, provided SWBT gives Innotrac sufficient notice of any claim or pending claim and allows Innotrac to defend such claim at Innotrac's sole cost and expense with counsel satisfactory to


                      RESTRICTED - PROPRIETARY INFORMATION
            The information contained herein is for use by authorized
           employees of the parties hereto only and is not for general distribution within or outside their respective companies.


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SWBT. This clause in no way alters or modifies Innotrac's obligations under the
Use of Information clause.

17.      CUSTOMER PRODUCT REQUESTS

Any request to Innotrac by SWBT'S customers for additional Products or Services to exchange or return will be referred by Innotrac to SWBT'S Service Center.

18.      NOTICES

Any notice or demand which under the terms of this Contract or otherwise must or may be given or made by Innotrac, or MR, will be in writing and given or made by facsimile, telegram or similar communication or by certified or registered mall, return receipt requested, addressed to the respective parties as shown:

         (a)      If to Innotrac:

         *****

         With a copy to:            *****

         If to MR:

         *****

         With a copy to:            *****

The above addresses may be changed at any time by giving thirty (30) day's prior written notice as above provided.

19.      COMPLAINTS

Each party hereto agrees to notify the other party in cases where one party has identified current or potential problems relating to Services or Products. Each party agrees to accept and acknowledge such notices and if a problem does exist, work with the other party on a reasonable resolution thereof. Monthly reporting of the status of such open problems or complaints will be furnished by the parties together with a proposed resolution and schedule thereon. Each party agrees to use its best efforts to resolve all complaints within thirty (30) days time period, and the parties will mutually agree on a course of action.

20.      REPORTS

Innotrac agrees to provide reports on a monthly basis to MR by the 5th of each month which will provide the following information:


                      RESTRICTED - PROPRIETARY INFORMATION
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           employees of the parties hereto only and is not for general
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(a)      ****

(b)      ****

(c)      ****

(d)      ****

(e)      ****

21.      REPAIR PROCEDURES

SWBT's customers may contact Innotrac concerning any questions that may arise concerning repair, and if required, Innotrac will specify any special packing of the Product which might be necessary to provide adequate in-transit protection from transportation damage.

22.      THIRD-PARTY BENEFICIARIES

This Contract shall not provide any person not a party and signatory to this Contract with any remedy, claim, liability, reimbursement, cause of action or other right in excess of those expressly existing pursuant to this Contract excepting SWBT.

23.      WARRANTY

Innotrac and MR make no, and hereby expressly disclaim each to the other, warranties, express or implied (including any warranties regarding merchantability or fitness for a particular purpose), not expressly specified herein respecting Products and Services. SWBT's customers will be provided with a statement of limited warranty given by the manufacturer which will be provided by Innotrac with every unit. All Products are under a manufacturer's warranty for one (1) year from the date of shipment, but with respect to said manufacturer's warranty, Innotrac shall be responsible only for assisting in the provision of warranty support. Within the initial thirty (30) day warranty period, a defective or unwanted Product may be returned to Innotrac for replacement or credit as applicable with risk of in-transit loss and damage borne and transportation charges paid by Innotrac. After the initial thirty (30) day period, if a Product is defective, the customer must send the Product back to Innotrac at the customer's cost for repair or replacement only.

24.      CONFIDENTIALITY

Innotrac hereby acknowledges that certain confidential information and materials of SWBT may or will be disclosed and made available to Innotrac solely by virtue of the relationship created under this Contract, and solely to allow Innotrac to perform its obligations under this Contract. Innotrac agrees that all such confidential information shall be and remain the properly of SWBT, whether or not prepared in whole or in part by SWBT, and whether or not disclosed to or entrusted to the custody of Innotrac. The term "confidential information and materials" shall


                      RESTRICTED - PROPRIETARY INFORMATION
            The information contained herein is for use by authorized
           employees of the parties hereto only and is not for general distribution within or outside their respective companies.


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mean all information belonging to, used by or in the possession of SWBT relating to its products, processes, technology, inventions, developments, business strategies, manufacturers' suppliers, pricing, current and prospective customers, marketing plans, customer lists, personal information as to same, and other information that is not generally known or obtainable, and trade secrets of every nature, kind and character; provided, however, this term shall not include information and material that is in the public domain, or information or material that is known to Innotrac by virtue of its own business activities relating to the marketing, sale and provision of telecommunications-related products, including but not limited to information relating to processes, technology, inventions, developments, business strategies, manufacturers, suppliers, pricing, current and prospective customers, marketing plans, customer lists, personal information as to same, and other information that is not generally known or obtainable, and trade secrets of every nature, kind and character. Innotrac agrees that it shall not, during the term of this Contract or hereafter, disclose, directly or indirectly, any confidential information or materials, in whole or in part, to any person or entity, for any reason whatsoever, unless previously authorized by MR and/or SWBT to do so, nor shall it use the information for any purpose other than to perform this Contract. It is expressly agreed and understood that Innotrac may make disclosures about this Contract to its professional advisors and also make disclosures about this Contract that Innotrac is obligated or feels compelled to make in an effort to increase the price or value of its shares.

25.      ACCEPTANCE - ENTIRE AGREEMENT

Upon acceptance, the terms contained in this Contract will constitute the entire agreement between Innotrac and MR with regard to the subject matter hereof and supersede all prior oral and written communications, agreements and understandings of Innotrac and MR. THIS CONTRACT MAY NOT BE MODIFIED EXCEPT BY A WRITTEN INSTRUMENT SIGNED ON BEHALF OF BOTH PARTIES BY THE REPRESENTATIVES WHO SIGN THIS CONTRACT OR THEIR SUCCESSORS IN TITLE AND HAVING REQUISITE AUTHORITY. If either representative is no longer employed by Innotrac/MR or has been demoted, or if the approval level no longer exists, a manager at a level equal to or exceeding the original level must execute revisions to this Contract. This Contract may be executed in one (1) or more counterparts, all of which will constitute one and the same instrument.


                      RESTRICTED - PROPRIETARY INFORMATION
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           employees of the parties hereto only and is not for general distribution within or outside their respective companies.



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IN WITNESS WHEREOF, the foregoing contract has been executed by the parties hereto, in duplicate, as of the dates set forth below.

INNOTRAC CORP.                              MARKET REPS, INC.

By:                                         By:
   -----------------------------               ---------------------------
         **********                                  **********

Date:    June ___, 1998                     Date:    June ___, 1998


                      RESTRICTED - PROPRIETARY INFORMATION
            The information contained herein is for use by authorized
           employees of the parties hereto only and is not for general distribution within or outside their respective companies.